UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2014, Paul G. Joubert notified Ares Commercial Real Estate Corporation (the “Company”) that he would not stand for reelection as a director of the Company when his current term expires at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), given his appointment to the board of directors of Ares Management, L.P. Mr. Joubert has served on the Company’s Board of Directors (the “Board”) since its initial public offering in 2012. In connection therewith, Mr. Joubert determined it was prudent to step down from the audit committee of the Board (the “Audit Committee”) immediately but will serve the remainder of his term as a director until the Annual Meeting in order to assure a smooth transition. The members of the Audit Committee are now Caroline Blakely, William Browning, Jeff Hinson and Brett White, each of whom is independent for purposes of the New York Stock Exchange corporate governance listing requirements and rules and regulations of the Securities and Exchange Commission. Mr. Browning currently serves as Chairperson of the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 30, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary